Exhibit 10.8(a)

                              BANK RHODE ISLAND
                  NON-QUALIFIED DEFERRED COMPENSATION PLAN

                               AMENDMENT NO. 2


      WHEREAS, Bank Rhode Island (the "Company") desires to amend the provisions of the Company's Nonqualified Deferred Compensation Plan (the "Plan") to reflect a change in the income which is credited on a participant's account balance under the Plan; and

      WHEREAS, under Section 7.1 of the Plan, the Board of Directors of the Company may amend the Plan, provided that such amendment shall not reduce or eliminate any balance on a Participant's Deferred Compensation Account accrued through the date of such amendment; and

      WHEREAS, the Board of Directors of the Company has approved amending the income which is credited on a participant's account balance under the Plan; and

      NOW, THEREFORE, the Plan is amended as follows:

      1. Section 4.2 of the Plan is amended in its entirety to read as follows:

            "4.2.Investment Credit on Deferral Account. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant's Deferred Compensation Account to reflect earnings attributable to the Participant's Deferred Compensation Account. Earnings on amounts in a Participant's Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant's Deferred Compensation Account has been distributed. Prior to January 1, 1999 the earnings credited to a Participant's Deferred Compensation Account for any Plan Year shall be credited at a rate of interest equal to the yield quoted by Moody's Investors Service as of the last business day of the preceding calendar year for the 30 year Baa 1 rated corporate bond index. Effective January 1, 1999 Participant's account balances shall be credited with interest at the greater of (a) the interest rate of 30 year Baa 1 rated corporate bond index and (b) the Bank's projected rate of return on average earning assets as reflected in the Bank's budget for such year. Commencing October 1, 2002 each Participant whose Deferred Compensation Account exceeds $100,000 may specify, in the manner prescribed by the Plan Administrator, an alternative investment index under the Plan for an amount not to exceed $100,000 or such greater amount as the Plan Administrator may authorize from time to time. The Participant's selection of an alternative investment index will have no bearing on the actual investment or segregation of

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      Company assets, but will be used as the basis for making
      adjustments to the Participant's account as described in this
      Section 4.2. A Participant may change his or her investment index at such time, and in such manner, as the Plan
      Administrator may authorize from time to time."

      2. Section 5.1 of the Plan is amended in its entirety to read as follows:

      "5.1. Time and Method of Payment. Payment of the vested portion of the Participant's Deferred Compensation Account shall be made as soon as practicable following the Valuation Date coincident with or next following the Participant's Distribution Date. Payment of the vested portion of a Participant's Deferred Compensation Account shall be made in a single, lump sum, cash distribution; provided, however, in the case of a Participant who has chosen an alternative investment index under Section 4.2 above, the Company may make such distribution partly in cash and partly in kind, so long as the in kind distribution does not exceed the fair value of the portion of the Account that is directed to the alternative investment index and the in kind distribution is made solely from assets that are held by the trustee of a trust established pursuant to Section 6.1 above."

      IN WITNESS WHEREOF, the Company has caused this Amendment to the Nonqualified Deferred Compensation Plan to be executed by its duly authorized officer as of the 15th day of October, 2002.

                                       BANK RHODE ISLAND


                                       By:  / s/Merrill W. Sherman
                                            -------------------------------
                                            Merrill W. Sherman,
                                            President


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